UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2010

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As previously announced, XOMA Ltd. (“we” or “us”) has entered into a Common Share Purchase Agreement dated as of July 23, 2010 (the “Purchase Agreement”) with Azimuth Opportunity Ltd. (“Azimuth”), pursuant to which we maintain a $30 million equity line of credit facility with Azimuth.

On July 26, 2010, we presented Azimuth with a draw down notice pursuant to the Purchase Agreement to sell up to a specified maximum amount of common shares, subject to the limitations set forth in the Purchase Agreement.  As permitted by the Purchase Agreement, the parties agreed that the pricing period for this draw down would be five consecutive trading days or such shorter period as determined by Azimuth, so long as Azimuth agreed to purchase the full amount of the draw down request (subject in all events to the limitations set forth in the Purchase Agreement).

On August 4, 2010, we expect to settle with Azimuth on the sale of 26,393,949 common shares under the terms of the Purchase Agreement and the draw down notice referred to above, for a total purchase price of $7,395,058.  We expect to receive net proceeds from the sale of these shares of approximately $7,235,058 after deducting our estimated offering expenses and placement agent fees.  As of August 2, 2010, we had 266,605,553 common shares outstanding.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

Forward Looking Statements

Certain statements contained herein related to the expected settlement of the sale of our common shares described herein and our receipt of net proceeds therefrom, or that otherwise relate to future periods, are forward-looking statement within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on assumptions that may not prove accurate.  Actual results could differ materially from those anticipated due to certain risks, including our ability to satisfy the applicable closing conditions under the Purchase Agreement and Azimuth’s compliance with its obligations to purchase the common shares.  Additional risks that could cause actual results to differ are described in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We undertake no obligation to publicly update any forward-looking statements, and we advise you to consult such additional disclosures.

Item 9.01.  Exhibits.

5.1.           Legal Opinion of Conyers Dill & Pearman Limited

10.1.
Common Share Purchase Agreement, dated July 23, 2010, by and between XOMA Ltd. and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 23, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Number                      Description

5.1.           Legal Opinion of Conyers Dill & Pearman Limited

10.1.
Common Share Purchase Agreement, dated July 23, 2010, by and between XOMA Ltd. and Azimuth Opportunity Ltd. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on July 23, 2010)